UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

October 20, 2014

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number

1-7810	Energen Corporation	Alabama	63-0757759

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23 0.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Effective October 20, 2014, Energen Corporation (“Energen”) entered into a first amendment (the “Amendment”) to its credit agreement (the “Credit Agreement”) among Energen, as borrower, Wells Fargo Bank, National Association, as administrative agent, Energen Resources Corporation, as guarantor, and the institutions named therein as lenders. Terms used and not defined herein have the respective meanings given to such terms in the Credit Agreement and the Amendment, respectively.

The Amendment changes the Credit Agreement covenant relating to Energen’s ability to enter into Swap Agreements in respect of commodities. Previously, the Credit Agreement allowed Energen to hedge up to 85% of its anticipated production of crude oil (including natural gas liquids and condensate) and up to 85% of its anticipated production of natural gas, in each case, as such production is projected from Energen’s proved oil and gas properties reserves. The Amendment includes certain defined terms, including Current Production, and other provisions which change the aggregate notional volumes of commodities Swap Agreements (measured at the time each such new Swap Agreement is executed) to certain specified percentages of Current Production (which includes production from both proved and unproved reserves) that reduce over the term of such Swap Agreement. Please refer to the full text of the Amendment filed herewith as Exhibit 10.1 for the detailed provisions covering the tests for entering into Swap Agreements for commodities hedging purposes.

In the ordinary course of their respective businesses, certain of the lenders and other parties to the Amendment and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services to Energen and its affiliates for which they have in the past and may in the future receive customary compensation and expense reimbursement.

The preceding summary of the material terms of the Amendment is qualified in its entirety by the full text of such agreement, which is filed herewith as Exhibit 10.1. In the event of any discrepancy between the preceding summary and the text of the Amendment, the text of the Amendment shall control.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 22, 2014, the Board of Directors of Energen resolved to terminate the Energen Executive Retirement Supplement Agreements (“SERP”) with certain of Energen’s executive officers, including each of the named executive officers. The SERP agreements will terminate effective December 31, 2014. Additional information regarding the SERP can be found in Energen’s Proxy Statement on Schedule 14A for its annual meeting held April 23, 2014.

Energen will settle all liabilities under the SERP in accordance with Section 409A of the Internal Revenue Code. Amounts grandfathered under Section 409A shall be distributed to participants as soon as administratively practicable following the termination date, and amounts subject to Section 409A will be settled by paying lump sums to participants at least twelve and no more than twenty-four months following the termination date of December 31, 2014. A form of the Amendment to Executive Retirement Supplement Agreement is filed herewith as Exhibit 10.2. The preceding summary of the material terms of the SERP termination is qualified in its entirety by the full text of the form of Amendment to Executive Retirement Supplement Agreement and, in the event of any discrepancy, the text of the Amendment to Executive Retirement Supplement Agreement shall control.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1

First Amendment to the Credit Agreement dated as of October 20, 2014, by and among Energen Corporation, as borrower, Wells Fargo Bank, National Association, as administrative agent, Energen Resources Corporation, as guarantor, and the institutions named therein as lenders.

10.2	Form of Amendment to Executive Retirement Supplement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

October 23, 2014	By:	/S/ CHARLES W. PORTER, JR.
Charles W. Porter, Jr. Vice President, Chief Financial Officer and Treasurer of Energen Corporation